                                                                    Exhibit 99.A

YANKEE ENERGY SYSTEM, INC. AND SUBSIDIARIES                            Exhibit A
CONSOLIDATING STATEMENTS OF INCOME (a)                               Page 1 of 4

TWELVE MONTHS ENDED DECEMBER 31, 1998


                                                                                                         YANKEE
                                          YANKEE          YANKEE                                         ENERGY       YANKEE
                                          ENERGY            GAS           NORCONN                       FINANCIAL     ENERGY
                                          SYSTEM         SERVICES       PROPERTIES     HOUSATONIC       SERVICES      SERVICES, INC.
                                          (parent)        COMPANY          INC.        CORPORATION      COMPANY       CONSOL.
                                          ------------------------------------------------------------------------------------------


OPERATING REVENUES                                         $263,904        $1,205                           261              32,152

LESS: COST OF GAS                                           128,783
      COST OF SALES                                                                                                          26,071
                                          ------------------------------------------------------------------------------------------
  REVENUES, NET OF COST OF GAS                              135,121         1,205                           261               6,081
                                          ------------------------------------------------------------------------------------------

OTHER OPERATING EXPENSES:
  OPERATIONS                                     2,342       51,559           187           0                78              14,250
  MAINTENANCE                                                 6,225
  DEPRECIATION                                       0       18,487           255                           182               1,185
  FEDERAL AND STATE INCOME TAXES                     0        9,318           (21)          0                (8)                  0
  TAXES OTHER THAN INCOME TAXES                              20,534                         0                 0                 (34)

                                          ------------------------------------------------------------------------------------------
  TOTAL OTHER OPERATING EXPENSES                 2,342      106,123           421           0               252              15,401
                                          ------------------------------------------------------------------------------------------

                                          ------------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                         (2,342)      28,998           784           0                 9              (9,320)
                                          ------------------------------------------------------------------------------------------

OTHER INCOME, (EXPENSE) NET:
  ALLOWANCE FOR OTHER FUNDS USED
    DURING CONSTRUCTION                                           7
  EQUITY IN EARNINGS OF SUBSIDIARIES            10,830
  FEDERAL AND STATE INCOME TAXES                   805          837          (195)                          (76)              4,282
  OTHER, NET                                     1,080         (547)                                        267                 418

                                          ------------------------------------------------------------------------------------------
  OTHER INCOME, (EXPENSE) NET                   12,715          297          (195)          0               191               4,700
                                          ------------------------------------------------------------------------------------------

                                          ------------------------------------------------------------------------------------------
   INCOME (LOSS) BEFORE INTEREST CHARGES        10,373       29,295           589           0               200              (4,620)
                                          ------------------------------------------------------------------------------------------

INTEREST CHARGES:
  INTEREST ON LONG-TERM DEBT                                 11,071           351                                                 0
  OTHER INTEREST                                   735        3,279           (11)                          103                 930
  ALLOWANCE FOR BORROWED FUNDS
    USED DURING CONSTRUCTION                                 (1,047)                                                              0

                                          ------------------------------------------------------------------------------------------
      INTEREST CHARGES, NET                        735       13,303           340           0               103                 930
                                          ------------------------------------------------------------------------------------------

NET INCOME (LOSS)                               $9,638      $15,992          $249          $0               $97             ($5,550)
                                          ------------------------------------------------------------------------------------------
                                          ------------------------------------------------------------------------------------------



                                                    RM
                                                   SERVICES,         ELIMINA-             CONSOLI-
                                                    INC.              TIONS                DATED
                                          -----------------------------------------------------------
OPERATING REVENUES                                    2,604            $2,953                $297,173

LESS: COST OF GAS                                                                             128,783
      COST OF SALES                                                                            26,071
                                          ------------------------------------------------------------
  REVENUES, NET OF COST OF GAS                        2,604             2,953                 142,319
                                          ------------------------------------------------------------

OTHER OPERATING EXPENSES:
  OPERATIONS                                          2,328             2,953                  67,791
  MAINTENANCE                                                                                   6,225
  DEPRECIATION                                           88                                    20,197
  FEDERAL AND STATE INCOME TAXES                         15                                     9,304
  TAXES OTHER THAN INCOME TAXES                         103                                    20,603

                                          ------------------------------------------------------------
  TOTAL OTHER OPERATING EXPENSES                      2,534             2,953                 124,120
                                          ------------------------------------------------------------

                                          ------------------------------------------------------------
OPERATING INCOME (LOSS)                                  70                 0                  18,199
                                          ------------------------------------------------------------

OTHER INCOME, (EXPENSE) NET:
  ALLOWANCE FOR OTHER FUNDS USED
    DURING CONSTRUCTION                                                                             7
  EQUITY IN EARNINGS OF SUBSIDIARIES                                   10,830                       0
  FEDERAL AND STATE INCOME TAXES                        (16)                                    5,637
  OTHER, NET                                                            1,016                     202

                                          ------------------------------------------------------------
  OTHER INCOME, (EXPENSE) NET                           (16)           11,846                   5,846
                                          ------------------------------------------------------------

                                          ------------------------------------------------------------
   INCOME (LOSS) BEFORE INTEREST CHARGES                 54            11,846                  24,045
                                          ------------------------------------------------------------

INTEREST CHARGES:
  INTEREST ON LONG-TERM DEBT                                                                   11,422
  OTHER INTEREST                                         11             1,016                   4,031
  ALLOWANCE FOR BORROWED FUNDS                                                                      0
    USED DURING CONSTRUCTION                                                                   (1,047)

                                          ------------------------------------------------------------
      INTEREST CHARGES, NET                              11             1,016                  14,406
                                          ------------------------------------------------------------

NET INCOME (LOSS)                                       $43           $10,830                  $9,639
                                          ------------------------------------------------------------
                                          ------------------------------------------------------------


(a)  Unaudited

NOTE:  Individual columns may not add to Consolidated amount due to rounding.

YANKEE ENERGY SYSTEM, INC. AND SUBSIDIARIES                            Exhibit A
CONSOLIDATING BALANCE SHEETS (a)                                     Page 2 of 4
ASSETS

AT DECEMBER 31, 1998
(THOUSANDS OF DOLLARS)


                                                                                                               YANKEE
                                                     YANKEE             YANKEE                                 ENERGY
                                                     ENERGY              GAS        NORCONN                   FINANCIAL
                                                     SYSTEM            SERVICES    PROPERTIES   HOUSATONIC    SERVICES
                                                    (parent)           COMPANY        INC.     CORPORATION    COMPANY
--------------------------------------------------------------------------------------------------------------------------
 ASSETS

UTILITY PLANT, AT ORIGINAL COST                                         $557,302
LESS: ACCUMULATED PROVISION
  FOR DEPRECIATION                                                       211,065
                                                --------------------------------------------------------------------------
                                                                         346,237
CONSTRUCTION WORK IN PROGRESS                                             23,272

                                                --------------------------------------------------------------------------
  TOTAL NET UTILITY PLANT                                                369,509
                                                --------------------------------------------------------------------------


OTHER PROPERTY AND INVESTMENTS:
OTHER PROPERTY                                                               174     6,433                       517
INVESTMENTS IN SUBSIDIARY
  COMPANIES, AT EQUITY                                174,750
OTHER INVESTMENTS                                                            121

                                                --------------------------------------------------------------------------
  TOTAL OTHER PROPERTY AND INVESTMENTS                174,750                295     6,433            0          517
                                                --------------------------------------------------------------------------

CURRENT ASSETS:
CASH                                                    1,767                100                                  14
ACCOUNTS RECEIVABLE, NET                               14,092             46,545       101          330        1,329
FUEL SUPPLIES                                                              1,425
OTHER MATERIAL & SUPPLIES                                                  1,204
DEFERRED GAS COSTS, CURRENT                                                1,833
ACCRUED UTILITY REVENUES                                                  12,970
PREPAYMENTS AND OTHER                                                     10,746                                   3

                                                --------------------------------------------------------------------------
  TOTAL CURRENT ASSETS                                 15,859             74,823       101          330        1,346
                                                --------------------------------------------------------------------------


UNAMORTIZED DEBT EXPENSE                                                     794        16
DEFERRED GAS COSTS AND OTHER                             (794)             6,092                                   0
RECOVERABLE ENVIRONMENTAL
 CLEANUP COSTS                                                            33,569
RECOVERABLE INCOME TAXES                                                   9,681
RECOVERABLE POSTRETIREMENT
  BENEFIT COSTS                                                            1,764
OTHER DEFERRED DEBITS                                                     14,190                     13          118
                                                --------------------------------------------------------------------------


  TOTAL ASSETS                                       $189,815           $510,717    $6,550         $343       $1,981
                                                --------------------------------------------------------------------------
                                                --------------------------------------------------------------------------

                                                     YANKEE
                                                     ENERGY         RM
                                                     SERVICES    SERVICES      ELIMINA-          CONSOLI-
                                                     COMPANY      COMPANY        TIONS             DATED
------------------------------------------------------------------------------------------------------------
 ASSETS

UTILITY PLANT, AT ORIGINAL COST                                                                    $557,302
LESS: ACCUMULATED PROVISION
  FOR DEPRECIATION                                                                                  211,065
                                                -----------------------------------------------------------
                                                                                                    346,237
CONSTRUCTION WORK IN PROGRESS                                                                        23,272

                                                -----------------------------------------------------------
  TOTAL NET UTILITY PLANT                                                                           369,509
                                                -----------------------------------------------------------


OTHER PROPERTY AND INVESTMENTS:
OTHER PROPERTY                                        7,555         394                              15,073
INVESTMENTS IN SUBSIDIARY
  COMPANIES, AT EQUITY                                                          174,750                   0
OTHER INVESTMENTS                                     5,587                                           5,708

                                                -----------------------------------------------------------
  TOTAL OTHER PROPERTY AND INVESTMENTS               13,142         394         174,750              20,781
                                                -----------------------------------------------------------

CURRENT ASSETS:
CASH                                                      3           1                               1,885
ACCOUNTS RECEIVABLE, NET                              8,081         708          20,588              50,598
FUEL SUPPLIES                                                                                         1,425
OTHER MATERIAL & SUPPLIES                               969                                           2,173
DEFERRED GAS COSTS, CURRENT                                                                           1,833
ACCRUED UTILITY REVENUES                                                                             12,970
PREPAYMENTS AND OTHER                                    90          21                              10,860

                                                -----------------------------------------------------------
  TOTAL CURRENT ASSETS                                9,143         730          20,588              81,744
                                                -----------------------------------------------------------


UNAMORTIZED DEBT EXPENSE                                                                                810
DEFERRED GAS COSTS AND OTHER                              0           0                               5,298
RECOVERABLE ENVIRONMENTAL
 CLEANUP COSTS                                                                                       33,569
RECOVERABLE INCOME TAXES                                                                              9,681
RECOVERABLE POSTRETIREMENT
  BENEFIT COSTS                                                                                       1,764
OTHER DEFERRED DEBITS                                 5,691         (18)                             19,994
                                                -----------------------------------------------------------


  TOTAL ASSETS                                      $27,976      $1,106        $195,338            $543,150
                                                -----------------------------------------------------------
                                                -----------------------------------------------------------

(a)  Unaudited

NOTE:  Individual columns may not add to Consolidated amount due to rounding.

YANKEE ENERGY SYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATING BALANCE SHEETS (a)
CAPITALIZATION AND LIABILITIES
                                                                       Exhibit A
AT DECEMBER 31, 1998                                                 Page 3 of 4
(THOUSANDS OF DOLLARS)

                                                                                                             YANKEE
                                                 YANKEE             YANKEE                                   ENERGY        YANKEE
                                                 ENERGY              GAS           NORCONN                  FINANCIAL      ENERGY
                                                 SYSTEM            SERVICES      PROPERTIES   HOUSATONIC    SERVICES   SERVICES, INC
                                                (parent)           COMPANY          INC.     CORPORATION    COMPANY         CONSOL.
------------------------------------------------------------------------------------------------------------------------------------
CAPITALIZATION:
COMMON SHAREHOLDERS' EQUITY                      $169,919           $159,426        $943          $10       $1,201      $13,024
LONG-TERM DEBT, NET OF CURRENT PORTION                  0            125,798       5,250

                                           -----------------------------------------------------------------------------------------
  TOTAL CAPITALIZATION                            169,919            285,224       6,193           10        1,201       13,024
                                           -----------------------------------------------------------------------------------------


CURRENT LIABILITIES:
NOTES PAYABLE TO ASSOCIATED COMPANIES                                      0          49            0           66       13,060
NOTES PAYABLE TO BANKS                             14,000             72,500
LONG-TERM DEBT, CURRENT PORTION                       200              3,367         250
ACCOUNTS PAYABLE                                    6,202             14,945          11          202          229        2,623
ACCRUED TAXES                                        (958)             1,001         117            0           43       (2,058)
ACCRUED INTEREST                                       42              3,144          32                                      0
PIPELINE TRANSITION COSTS                                              2,276
OTHER CURRENT LIABILITIES                                              3,918                                     4        1,632

                                           -----------------------------------------------------------------------------------------
  TOTAL CURRENT LIABILITIES                        19,486            101,151         459          202          342       15,257
                                           -----------------------------------------------------------------------------------------


ACCUM DEFERRED INCOME TAXES                                           72,635        (102)                      (35)      (1,195)
ACCUM DEFERRED INVESTMENT TAX CREDITS                                  8,231
RESERVE FOR ENVIRONMENTAL
  CLEANUP COSTS                                                       35,000
POSTRETIREMENT BENEFIT OBLIGATION                                      3,437
OTHER DEFERRED CREDITS                                410              5,039                      131          473          890
                                           -----------------------------------------------------------------------------------------


TOTAL CAPITALIZATION AND LIABILITIES             $189,815           $510,717      $6,550         $343       $1,981      $27,976
                                           -----------------------------------------------------------------------------------------
                                           -----------------------------------------------------------------------------------------
                                                        0                  0           0            0            0            0




                                               RM
                                            SERVICES      ELIMINA-          CONSOLI-
                                             COMPANY        TIONS             DATED
-------------------------------------------------------------------------------------------
CAPITALIZATION:
COMMON SHAREHOLDERS' EQUITY                   $562        $174,750            $170,335
LONG-TERM DEBT, NET OF CURRENT PORTION                                         131,048

                                           --------------------------------------------
  TOTAL CAPITALIZATION                         562         174,750             301,383
                                           --------------------------------------------


CURRENT LIABILITIES:
NOTES PAYABLE TO ASSOCIATED COMPANIES          102          13,277                   0
NOTES PAYABLE TO BANKS                                                          86,500
LONG-TERM DEBT, CURRENT PORTION                                                  3,817
ACCOUNTS PAYABLE                               313           7,311              17,214
ACCRUED TAXES                                   25                              (1,830)
ACCRUED INTEREST                                                 0               3,218
PIPELINE TRANSITION COSTS                                                        2,276
OTHER CURRENT LIABILITIES                       74                               5,628

                                           --------------------------------------------
  TOTAL CURRENT LIABILITIES                    514          20,588             116,823
                                           --------------------------------------------


ACCUM DEFERRED INCOME TAXES                     20                              71,323
ACCUM DEFERRED INVESTMENT TAX CREDITS                                            8,231
RESERVE FOR ENVIRONMENTAL
  CLEANUP COSTS                                                                 35,000
POSTRETIREMENT BENEFIT OBLIGATION                                                3,437
OTHER DEFERRED CREDITS                          10                               6,953
                                           --------------------------------------------


TOTAL CAPITALIZATION AND LIABILITIES        $1,106        $195,338            $543,150
                                           --------------------------------------------
                                           --------------------------------------------
                                                 0               0                   0

(a)  Unaudited

NOTE:  Individual columns may not add to Consolidated amount due to rounding.

YANKEE ENERGY SYSTEM, INC. AND SUBSIDIARIES                           Exhibit A
CONSOLIDATING STATEMENTS OF COMMON SHAREHOLDERS' EQUITY (a)          Page 4 of 4

TWELVE MONTHS ENDED DECEMBER 31, 1998
(THOUSANDS OF DOLLARS)


                                                                                                      YANKEE
                                      YANKEE            YANKEE                                        ENERGY
                                      ENERGY             GAS          NORCONN                        FINANCIAL
                                      SYSTEM           SERVICES     PROPERTIES      HOUSATONIC       SERVICES
                                     (parent)          COMPANY         INC.         CORPORATION       COMPANY
                                   -------------------------------------------------------------------------------
COMMON SHARES                           $52,848             $5           $1              $10           $1

CAPITAL SURPLUS, PAID IN                 92,601         80,780          579                           921

RETAINED EARNINGS                        26,825         78,641          363                0          279

EMPLOYEE STOCK OWNERSHIP
  PLAN GUARANTEE                           (200)

CAPITAL STOCK EXPENSE                    (2,155)
                                   -------------------------------------------------------------------------------
                                       $169,919       $159,426         $943              $10       $1,201
                                   -------------------------------------------------------------------------------
                                   -------------------------------------------------------------------------------


                                         YANKEE
                                         ENERGY                  RM
                                     SERVICES, INC.           SERVICES        ELIMINA-          CONSOLI-
                                         CONSOL.              COMPANY           TIONS             DATED
                                   ---------------------------------------------------------------------
COMMON SHARES                                 $1               $1             $19              $52,848

CAPITAL SURPLUS, PAID IN                  23,922              693         106,896              $92,600

RETAINED EARNINGS                        (10,899)            (132)         67,835              $27,242

EMPLOYEE STOCK OWNERSHIP
  PLAN GUARANTEE                                                                                 ($200)

CAPITAL STOCK EXPENSE                                                                          ($2,155)

                                   ---------------------------------------------------------------------
                                         $13,024             $562        $174,750             $170,335
                                   ---------------------------------------------------------------------
                                   ---------------------------------------------------------------------


(a)  Unaudited

NOTE:  Individual columns may not add to Consolidated amount due to rounding.